Exhibit 10.m

                              EMPLOYMENT AGREEMENT


This EMPLOYMENT AGREEMENT (the "Agreement") is made on August 24, 1999 (the "Commencement Date"), by and between The Washington Trust Company of Westerly, a Rhode Island financial institution with its headquarters located in Westerly, Rhode Island (the "Employer"), and Joseph E. LaPlume (the "Executive").

WHEREAS, the Executive has been employed by PierBank, Inc., a Rhode Island financial institution ("PierBank"), as its President and Chief Executive Officer;

WHEREAS, PierBank has merged with and into the Employer upon the terms and conditions set forth in the Agreement and Plan of Merger dated as of February
22, 1999, by and among the Employer, Washington Trust Bancorp, Inc. (the "Bancorp") and PierBank (the "Merger Agreement");

WHEREAS,  in  connection  with  the  transactions  contemplated  by  the  Merger
Agreement, the Employer and the Executive have agreed to enter into an Employment Agreement as set forth herein; and

WHEREAS, the Executive is desirous of committing to serve the Employer on the terms herein provided.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. Employment.

The Employer agrees to employ the Executive and the Executive agrees to be employed by the

Employer on the terms and conditions set forth in this Agreement.

2. Position and Duties; Location.

(a) The Executive shall serve the Employer as its Senior Vice President, Regional Manager. In such capacity or capacities, the Executive shall perform such services and duties in connection with the business, affairs and operations of the Employer as may be assigned or delegated to the Executive from time to time by or under the authority of the Board of Directors and which are appropriate for an executive at the Senior Vice President level.

(b) The Employer shall make every reasonable effort to maintain the Executive's office in the Narragansett and South Kingstown area of Rhode Island.

3. Term.

Subject to the provisions of Section 6, the term of the Executive's employment pursuant to this Agreement shall be from the Commencement Date until December 31, 2001 (the "Term End Date"), unless otherwise earlier terminated in accordance with Section 6 hereof (the "Term"). In no event shall the term of this Agreement be extended beyond the Term End Date. After the Term End Date, the Executive's continued employment by the Employer shall be at-will and shall not be covered by any employment agreement.

4. Compensation and Benefits.

The regular compensation and benefits payable to the Executive under this Agreement shall be as follows:

(a) Salary. For all services rendered by the Executive under this Agreement, the Employer shall pay the Executive a salary (the "Salary") at the annual rate of One Hundred Twenty-Five Thousand Dollars ($125,000), subject to increase after the first year of the Term from time to time in the sole discretion of the Board of Directors. The Salary shall be payable in periodic installments in accordance with the Employer's usual practice for its senior executives.

(b) Regular Benefits. The Executive shall also be entitled to participate in any employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans, vacation plans, expense reimbursement plans and other benefit plans which the Employer may from time to time have in effect for all or most of its senior executives. Such participation shall be subject to the terms of the applicable plan documents, generally applicable policies of the Employer, applicable law and the discretion of the Board of Directors, the Compensation Committee or any administrative or other committee provided for in or contemplated by any such plan. Notwithstanding the preceding sentence, the Employer shall recognize the Executive's prior service with PierBank (which commenced on November 22, 1993) for all employment, compensation and personnel purposes, except that with respect to The Washington Trust Company 401(k) Plan and The Washington Trust Company Pension Plan (the "Pension Plan"), such prior service with PierBank shall be recognized only for purposes of eligibility and vesting but not for purposes of benefit accrual. Nothing contained in this Agreement shall be construed to create any obligation on the part of the Employer to establish any such plan or to maintain the effectiveness of any such plan which may be in effect from time to time.

(c) Executive Benefits.

     (i)  Short-Term   Incentive  Plan.  The  Executive  shall  be  eligible  to
     participate  in  the  Employer's   Short-Term  Incentive  Plan  as  of  the
     Commencement Date and shall be eligible for an award thereunder for 1999.

     (ii) SERP. The Executive shall be eligible to participate in The Washington Trust Company Supplemental Pension Benefit and Profit Sharing Plan (the "SERP"). The Employer shall amend the SERP to provide the Executive with a benefit under the SERP equal to the equivalent benefit credit and vesting service that he would have accrued under the Pension Plan for his PierBank service.

(d) Vacations. The Executive shall be entitled to accrue vacation days at the rate of twenty (20) days per calendar year, which shall accrue at the rate of one and two-thirds (1 2/3) days per month, with a maximum vacation accrual of twenty (20) days. The Executive shall also be entitled to all paid holidays given by the Employer to its executives.

(e) Additional Benefits. The Employer shall provide the following additional benefits to the Executive:

     (i) Automobile Lease. The Employer shall assume the automobile lease which is in place as of the Commencement Date for the company car in use by the Executive as of the Commencement Date and shall pay for or reimburse the Executive for all reasonable business-related expenses associated with the lease of such automobile and its maintenance and operation, all in accordance with Employer's current policies regarding company cars. The provision of such company car shall terminate on the Term End Date or the termination of the Executive's employment hereunder, if earlier. The Employer shall not provide any tax gross-up or reimbursement payments to the Executive with respect to any taxes payable by the Executive for any personal use of such automobile.

     (ii) Country Club Membership. The Employer shall pay the Executive's membership fees at the Quidnessett Country Club through the Term End Date or the termination of the Executive's employment hereunder, if earlier. The Employer shall not provide any tax gross-up or reimbursement payments to the Executive with respect to any taxes payable by the Executive for any personal use of the Quidnessett Country Club.

     (iii) Professional Membership. The Employer shall reimburse the Executive or pay, on the Executive's behalf, the professional membership fees incurred by the Executive with respect to those organizations which have received the prior approval of the Chairman and Chief Executive Officer.

     (iv) Business Expenses. The Employer shall provide the Executive with prompt reimbursement for all usual and customary business expenses, subject to the provision by the Executive of proper receipts and other documentation as required under the Employer's standard policies.

     (v) Stock Option. To the extent not prohibited by the pooling-of-interest accounting rules, the Executive will also be given one stock option award in 1999 in an amount commensurate with his position.

(f) Taxation of Payments and Benefits. The Employer shall undertake to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports. Payments under this Agreement shall be in amounts net of any such deductions or withholdings. Nothing in this Agreement shall be construed to require the Employer to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

5. Extent of Service.

During the Executive's employment under this Agreement, the Executive shall devote the Executive's full business time, best efforts and business judgment, skill and knowledge to the advancement of the Employer's interests and to the discharge of the Executive's duties and responsibilities under this Agreement. The Executive shall not engage in any other business activity, except as may be approved by the Board of Directors; provided that nothing in this Agreement shall be construed as preventing the Executive from:

(a) investing the Executive's assets in any company or other entity in a manner not prohibited by Section 7(d) and in such form or manner as shall not require any material activities on the Executive's part in connection with the operations or affairs of the companies or other entities in which such investments are made; or

(b)  engaging  in  religious,   charitable  or  other  community  or  non-profit
activities that do not impair the Executive's ability to fulfill the Executive's duties and responsibilities under this Agreement.

6.  Termination  and  Termination  Benefits.

Notwithstanding the provisions of Section 3, the Executive's employment under this Agreement shall terminate under the following circumstances set forth in this Section 6.

(a) Termination by the Employer for Cause. The Executive's employment under this Agreement may be terminated for Cause without further liability on the part of the Employer, effective immediately upon a vote of the Board of Directors and written notice to the Executive. Only the following actions or inactions by the Executive shall constitute "Cause" for such termination:

     (i) misappropriation of the Employer's or the Bancorp's funds;

     (ii) intentionally and materially damaging the property of the Employer or the Bancorp;

     (iii) intentionally and materially damaging the business reputation of the Employer or the Bancorp; and

     (iv) willfully neglecting his duties and responsibilities as Senior Vice President of the Employer.

(b) Termination by the Executive. The Executive's employment under this Agreement may be terminated by the Executive by written notice to the Board of Directors and the Chairman and Chief Executive Officer at least sixty (60) days prior to such termination.

(c) Termination by the Employer Without Cause. Subject to the payment of Termination Benefits pursuant to Section 6(d), the Executive's employment under this Agreement may be terminated by the Employer without Cause upon written notice to the Executive by a vote of the Board of Directors. Termination of the Executive's employment hereunder due to the Executive's death or by the Employer due to the Executive's Disability shall not be deemed to be a termination without Cause. For purposes hereof, "Disability" shall be defined as the incapacity of the Executive due to physical or mental illness, which incapacity results in the Executive being absent from his duties hereunder on a full-time basis for one hundred eighty (180) calendar days in the aggregate in any twelve
(12) month period.

(d) Certain Termination Benefits. Unless otherwise specifically provided in this Agreement or otherwise required by law, all compensation and benefits payable to the Executive under this Agreement shall terminate on the date of termination of the Executive's employment under this Agreement. Notwithstanding the foregoing, in the event of termination of the Executive's employment with the Employer by the Employer without Cause, the Employer shall provide to the Executive the following termination benefits ("Termination Benefits"):

     (i) continuation of the Executive's Salary at the rate then in effect pursuant to Section 4(a); and

     (ii) continuation of group health plan benefits on the same basis as similarly situated active employees of the Employer.

The Termination Benefits set forth in (i) and (ii) above shall continue until the Term End Date. Notwithstanding the foregoing, in the event of the termination of the Executive's employment during the Term following a Change in Control of the Bancorp (as defined in the Change in Control Agreement entered into among the Employer, the Bancorp and the Executive (the "Change in Control Agreement")) and the Executive becomes entitled to receive severance benefits under the Change in Control Agreement, the Executive shall receive the severance benefits set forth in the Change in Control Agreement in lieu of the Termination Benefits payable hereunder which shall in no event be less than the Termination Benefits.

7. Confidential Information, Noncompetition and Cooperation.

(a) Confidential Information. As used in this Agreement, "Confidential Information" means information belonging to the Employer or the Bancorp which is of value to the Employer or the Bancorp in the course of conducting its business and the disclosure of which could result in a competitive or other disadvantage to the Employer or the Bancorp. Confidential Information includes, without limitation, financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Employer or the Bancorp. Confidential Information includes information about the Employer or the Bancorp developed by the Executive in the course of the Executive's employment by the Employer, as well as other information about the Employer or the Bancorp to which the Executive may have access in connection with the Executive's employment. Confidential Information also includes the confidential information of others with which the Employer or the Bancorp has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information in the public domain, unless due to breach of the Executive's duties under Section 7(b).

(b) Confidentiality. The Executive understands and agrees that the Executive's employment creates a relationship of confidence and trust between the Executive and the Employer with respect to all Confidential Information. At all times, both during the Executive's employment with the Employer and after its termination, the Executive shall keep in confidence and trust all such Confidential Information, and shall not use or disclose any such Confidential Information without the written consent of the Employer, except as may be necessary in the ordinary course of performing the Executive's duties to the Employer.

(c) Documents, Records, etc. All documents, records, data, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Executive by the Employer or are produced by the Executive in connection with the Executive's employment shall be and remain the sole property of the Employer. The Executive shall return to the Employer all such materials and property as and when requested by the Employer. In any event, the Executive shall return all such materials and property immediately upon termination of the Executive's employment for any reason. The Executive shall not retain with the Executive any such material or property or any copies thereof after such termination.

(d) Noncompetition and Nonsolicitation. During the Term and while the Executive is receiving any Termination Benefits or Severance Benefits, the Executive (i) shall not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, engage, participate, assist or invest in any Competing Business (as hereinafter defined); (ii) shall refrain from directly or indirectly employing, attempting to employ, recruiting or otherwise soliciting, inducing or influencing any person to leave employment with the Employer (other than terminations of employment of subordinate employees undertaken in the course of the Executive's employment with the Employer); and (iii) shall refrain from soliciting or encouraging any customer or supplier to terminate or otherwise modify adversely its business relationship with the Employer; notwithstanding any provision contained herein, the Executive may invest in any publicly held company, whether or not such company is a Competing Business, as long as the Executive does not engage in an active management role in such company. The Executive understands that the restrictions set forth in this Section 7(d) are intended to protect the Employer's and the Bancorp's interest in its Confidential Information and established employee, customer and supplier relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose. For purposes of this Agreement, the term "Competing Business" shall mean a business conducted anywhere in the geographic area for which the Executive was primarily responsible during the Term which is competitive with any business which the Employer, the Bancorp, or any of its affiliates conducts at any time during the employment of the Executive.

(e) Third-Party Agreements and Rights. The Executive hereby confirms that the Executive is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Executive's use or disclosure of information or the Executive's engagement in any business. The Executive represents to the Employer that the Executive's execution of this Agreement, the Executive's employment with the Employer and the performance of the Executive's proposed duties for the Employer shall not violate any obligations the Executive may have to any such previous employer or other party. In the Executive's work for the Employer, the Executive shall not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Executive shall not bring to the premises of the Employer any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

(f) Litigation and Regulatory Cooperation. During and after the Executive's employment, the Executive shall reasonably cooperate with the Employer and the Bancorp in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Employer and/or the Bancorp which relate to events or occurrences that transpired while the Executive was employed by the Employer. The Executive's reasonable cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employer and/or the Bancorp at mutually convenient times. During and after the Executive's employment, the Executive also shall reasonably cooperate with the Employer and the Bancorp in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Employer. During the Term, the Employer shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive's performance of his obligations pursuant to this Section 7(f). If such cooperation is required after the Term, the Employer shall provide the Executive with compensation for his services under this Section 7(f) on an hourly basis, calculated at the Executive's final salary rate, and shall also reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive's performance of his obligations pursuant to this Section 7(f).

(g) Injunction. The Executive agrees that it would be difficult to measure any damages caused to the Employer and/or the Bancorp which might result from any breach by the Executive of the promises set forth in this Section 7, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, subject to Section 8 of this Agreement, the Executive agrees that if the Executive breaches, or proposes to breach, any portion of this Agreement, the Employer shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Employer and/or the Bancorp.

8. Non-Disparagement.

During and after the Term, the Executive shall not take any action or make any statement, written, oral or by means of nonverbal communication, to any current or former employee of the Employer or the Bancorp or to any other person which
(a) disparages or criticizes the Employer or the Bancorp or any officer, director, employee or agent thereof, its management or its practices, or (b) disrupts or impairs the normal operations of the Employer or the Bancorp, including actions that would (i) harm the reputation of the Employer or the Bancorp with its clients, suppliers or the public; (ii) interfere with existing contractual or employment relationships of the Employer or the Bancorp with clients, suppliers or employees; or (iii) result in the filing of any claims, lawsuits or charges against the Employer or the Bancorp.

9. Indemnification.

The Employer shall indemnify and hold harmless the Executive on the same basis as the indemnification made available to other Senior Vice Presidents of the Employer pursuant to the terms of the by-laws of the Employer.

10. Arbitration of Disputes.

Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Executive's employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association ("AAA") in Providence, Rhode Island in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. In the event that any person or entity other than the Executive or the Employer may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity's agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 10 shall be specifically enforceable. Notwithstanding the foregoing, this
Section 10 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 10.

11. Consent to Jurisdiction.

To the extent that any court action is permitted  consistent  with or to enforce
Section 10 of this Agreement, the parties hereby consent to the jurisdiction of the Superior Court of the State of Rhode Island and the United States District Court for the District of Rhode Island. Accordingly, with respect to any such court action, the Executive (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

12. Integration.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter.

13. Assignment; Successors and Assigns, etc.

Neither the Employer nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided that the Employer may assign its rights under this Agreement without the consent of the Executive in the event that the Employer or the Bancorp shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity. This Agreement shall inure to the benefit of and be binding upon the Employer and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

14. Enforceability.

If any portion or provision of this Agreement (including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

15. Waiver.

No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

16. Notices.

Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Employer or, in the case of the Employer, at its main offices, attention of the Chairman and Chief Executive Officer, and shall be effective on the date of delivery in person or by courier or three (3) days after the date mailed.

17. Amendment.

This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Employer.

18. Governing Law.

This is a Rhode Island contract and shall be construed under and be governed in all respects by the laws of the State of Rhode Island, without giving effect to the conflict of laws principles of such State. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the First Circuit.

19. Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Employer, by its duly authorized officer, and by the Executive, as of the date first written above.

                                   The Washington Trust Company of Westerly

                                   By:  John C. Warren
                                   ---------------------------------------------
                                   Name:   John C. Warren
                                   Title:  Chairman and Chief Executive Officer

                                   Joseph E. LaPlume
                                   ---------------------------------------------
                                   Joseph E. LaPlume